Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-72127 of United Parcel Service of America, Inc. on Form S-8 of our report dated June 29, 2007, appearing in this Annual Report on Form 11-K of the UPS Qualified Stock Ownership Plan for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

June 29, 2007